SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITES EXCHANGE ACT OF 1934


          Date of report (Date of earliest event reported): May 2, 2001



                            CHAPARRAL RESOURCES, INC.
               (Exact Name of Registrant as Specified in Charter)



               DELAWARE                   0-7261            84-0630863
     (State or Other Jurisdiction      (Commission        (IRS Employer
          of Incorporation)            File Number)     Identification No.)



   16945 Northchase, Suite 1620                                77060
            Houston, Texas                                   (Zip Code)
(Address of Principal Executive Offices)




       Registrant's telephone number, including area code: (281) 877-7100

Item 5. Other Events.

     The following press release was issued by the Company on May 2, 2001, a copy of which is included as Exhibit 99.1 and incorporated herein by this reference:

     Houston, Texas, May 2, 2001 -- Chaparral Resources, Inc. (NASDAQ: CHAR) announced today it has received a Nasdaq Staff Determination stating its common stock is subject to delisting from The Nasdaq SmallCap Market for failing to comply with all marketplace guidelines required for continued listing. The Nasdaq ruling is based upon Chaparral's failure to comply with Nasdaq Marketplace Rules 4350(i)(1)(B) and 4350(i)(1)(D)(ii), which required Chaparral to obtain stockholder approval prior to the conversion of its 8% Non-Negotiable Subordinated Convertible Promissory Notes into 11,690,259 shares of our common stock on September 21, 2000 and the issuance of 1,612,903 shares of common stock on October 30, 2000. These transactions are described in detail in Chaparral's reports on Forms 10-Q and 10-K as previously filed with the SEC. Nasdaq also expressed public interest concerns under Marketplace Rules 4300 and 4330(a)(3) due to the magnitude of conversion effected by Chaparral without stockholder approval. Additionally, Chaparral did not have an annual stockholders meeting for the fiscal year ended December 31, 1999, as required by Marketplace Rules 4350(e) and 4350(g).

     Chaparral will exercise its right to appeal the Nasdaq ruling by requesting an oral hearing before a Nasdaq Listing Qualifications Panel. During the appeal process, Chaparral's common stock will continue to trade on the Nasdaq SmallCap Market. There can be no assurance, however, the outcome of the Nasdaq hearing will be favorable. If not, Nasdaq will delist our common stock, which would be an event of default of our loan with Shell Capital Limited. If we are determined to be in default of the loan and the default is not waived by Shell Capital, our investment in the Karakuduk Field may be lost. Furthermore, if we are delisted from Nasdaq, trading of our common stock may be conducted on the OTC Bulletin Board.

     Chaparral also reported that on May 1, 2001, Closed Type JSC Karakudukmunay ("KKM") set a company record of 8,700 barrels of oil delivered into the KazTransOil export pipeline. In addition, gross oil sales in April 2001 reached approximately 197,000 barrels. KKM expects its gross capacity to deliver production to be incrementally extended to approximately 8,500 barrels of oil per day by July 2001 and approximately 11,500 barrels of oil per day before September 2001. At present, KKM has 24 productive wells in the Karakuduk Field, of which 17 are new wells and 7 are re-completions of previously existing delineation wells. KKM has successfully completed every well drilled to date. KKM currently has one drilling rig and one workover rig operating in the Karakuduk Field.

     Chaparral Resources, Inc. is an international oil and gas exploration and production company. Chaparral participates in the development of the Karakuduk Field through KKM of which Chaparral is the operator. Chaparral owns a 50% beneficial ownership interest in KKM with the other 50% ownership interest being held by Kazakh companies, including KazakhOil, the government-owned oil company.

     Information Regarding Forward-Looking Statements: Except for historical information contained herein, the statements in this Press Release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties which may cause the Chaparral's actual results in future periods to differ materially from forecasted results. These risks and uncertainties include, among other things, the ability of Chaparral to secure financing, volatility of oil prices, product demand, market competition, risks inherent in Chaparral's international operations, imprecision of reserve estimates and Chaparral's ability to replace and expand oil and gas reserves. These and other risks are described in the Chaparral's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits.


Number     Exhibit
------     -------
99.1       Press Release, dated May 2, 2001, of Chaparral Resources, Inc.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      CHAPARRAL RESOURCES, INC.



Date:  May 4, 2001                   By: /s/ Michael B. Young
                                      ------------------------
                                      Michael B. Young, Treasurer and Controller